Exhibit 23.3
Wright, Moore, DeHart, Dupuis & Hutchinson, llc
Certified Public Accountants
100 Petroleum Drive, 70508

JOHN W. WRIGHT, CPA*	P.O. Box 80569 Lafayette, Louisiana 70598-0569	CHRISTINE R. DUNN, CPA
JAMES H. DUPUIS, CPA, CFP*	(337) 232-3637 FAX (337) 235-8557	ANDRÉ D. BROUSSARD, CPA
JOE D. HUTCHINSON, CPA*	www.wmddh.com	MARY PATRICIA KEELEY, CPA
JAN H. COWEN, CPA*		KRISTIE C. BOUDREAUX, CPA
LANCE E. CRAPPELL, CPA*		BRIDGET B. TILLEY, CPA, MT
MICAH R. VIDRINE, CPA*		DAMIAN H. SPIESS, CPA, CFP
PAT BAHAM DOUGHT, CPA*		TASHA A RALEY, CPA
TRAVIS M. BRINSKO, CPA*		CHIP CANTRELL, CPA
RICK STUTES, CPA, CVA		DANE FALGOUT, CPA
*A PROFESSIONAL CORPORATION		PATRICK WAGUESPACK, CPA
ROBIN G. STOCKTON, CPA
ROBERT T. DUCHARME, II, CPA
RETIRED
M. TROY MOORE, CPA*+
MICHAEL G. DeHART, CPA, CVA, MBA* (Retired)

Consent of Wright, Moore, DeHart, Dupuis & Hutchinson, L.L.C.
Certified Public Accountants
We hereby consent to the incorporation by reference in this S-1 Registration Statement of Allis-Chalmers Energy Inc. of our report dated March 23, 2005 relating to the financial statements of Delta Rental Service, Inc. as of December 31, 2003 and December 31, 2004 and the years ended December 31, 2003 and December 31, 2004, incorporated by reference from the Registration Statement on Form S-1 (File No. 333-133874).
We also consent to the reference to us under the caption “Experts” in this Registration Statement.
/s/ Wright, Moore, DeHart,
Dupuis & Hutchinson
Wright, Moore, DeHart,
Dupuis & Hutchinson, L.L.C.
Lafayette, Louisiana
August 9, 2006